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                                                                   Exhibit 10.24


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, entered into as of ___________, 1996, by and between STREAMLINE, INC. a Delaware business corporation having its principal office at 27 Dartmouth Street, Westwood, Massachusetts 02090 (the "Company") , and FRANK F. BRITT, an individual residing at 33 Knollwood Court, Burlington, Massachusetts 01803 (hereinafter called the "Executive").

                                R E C I T A L S:

         WHEREAS, the Company wishes to retain the services of the Executive and to compensate him therefor; and

         WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided.

                              A G R E E M E N T S:

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. (a) The Company will employ the Executive and the Executive will serve the Company as Vice President of Marketing and Merchandising, upon the terms and conditions provided herein. The Executive's duties under this Agreement shall be to devise and direct the Company's marketing strategy and direct its sales program and related staff. In the discharge of his duties hereunder, the Executive shall report to the President of the Company and shall keep such officer informed of the Executive's activities hereunder. In rendering his services hereunder, the Executive shall not be required to reside outside the greater Boston area.

          (b) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities as are specified above, and any such other related duties as may reasonably be designated from time to time by the President or Board of Directors of the Company (the "Board") . During the term of his employment hereunder, the Executive shall use his best efforts in the discharge of his duties hereunder and in furtherance of the business of the Company.

         2. TERM. The initial term of the Executive's employment hereunder shall be for the 12-month period beginning on the date hereof (the "Initial Term"), unless earlier terminated as herein provided. Thereafter, the


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Executive's employment hereunder shall be extended for successive 12-month periods, unless either party advises the other in writing, at least 60 days prior to the expiration of the then current term of his employment (the "Term"), that such employment shall not be further extended, in which event the Executive's employment hereunder shall terminate as of the end of the then current Term hereof.

         3. BASE SALARY. The Company agrees to pay and the Executive agrees to accept, in accordance with the provisions contained herein, a base salary at an annual rate of not less than One Hundred Thousand Dollars ($100,000), payable semi-monthly and subject to being increased from time to time by the Board of Directors of the Company, following and based upon annual reviews of the Executive's performance, the first such review to be made not later than the first annual anniversary of the date hereof. Such base salary, as from time to time increased, is hereinafter referred to as the "Base Salary".

         4. ADDITIONAL COMPENSATION. In addition to his Base Salary, in consideration of (a) the execution of this Agreement, the Executive shall be paid a one time bonus of $15, 000, payable in equal installments on the first two semi-monthly dates Base Salary is paid hereunder and (b) a [ ] study to be completed by the end of 1996, the Executive shall be paid $2,500 or before [ ], 1996.

         5. Benefits. During the term hereof, the Executive shall be entitled to
(i) paid vacation at the rate of ___________ (_____) weeks per 12-month period, to be taken at mutually convenient times; (ii) subject to any contribution therefor generally required of senior executive employees of the Company, to participate in any and all employee benefit plans from time to time in effect for senior executives of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive. Such participation shall be subject to (A) the terms of the applicable plan documents, and (B) generally applicable policies of the Company; (iii) an incentive stock option to purchase an aggregate of 175,000 shares of the Company's common stock for $1.02 per share, such option to be in the form in which annexed hereto as Exhibit 5; and (iv) those other employee benefits described in Schedule 5 hereto.

         6. BUSINESS EXPENSES. The Company shall promptly pay or reimburse the Executive for business expenses incurred or paid by him in the performance of his duties and responsibilities hereunder, in accordance with such written policies as may from time to time by implemented by the Board and be provided to the Executive. The Company shall further reimburse the


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Executive upon request for one-half (1/2) of the legal expenses incurred by him on or in the preparation and negotiation of this Agreement.

         7.       TERMINATION.

                  (a) DEATH. The Executive's employment hereunder shall terminate upon his death, in which event the Company shall be obliged to pay to the Executive's estate any Base Salary and Additional Compensation earned and owing prior to the Executive's death, plus any expense reimbursement owed the Executive prior to his death.

                  (b) CAUSE. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. For the purposes of this Agreement, "Cause," as determined by the Board in its reasonable judgment, shall mean: (i) a Criminal Conviction (as hereinafter defined); (ii) the failure by the Executive to substantially perform his duties hereunder, other than any such failure resulting from the Executive's Disability (as defined in ss.7(c) hereof), where such failure is not cured to the reasonable satisfaction of the Board within 30 days after Executive's receipt of written notice thereof, including in reasonable detail the nature of such failure; or, (iii) the engaging by the Executive in fraud or other intentional misconduct with respect to the Company. As used herein, "Criminal Conviction" means any conviction of a criminal violation, related to the Executive's duties or responsibilities to the Company. In the event of any termination under this ss.7(b), the Company shall pay to the Executive any Base Salary and Additional Compensation earned and owing prior to the Date of Termination of the Executive's employment, plus any expense reimbursement owed the Executive prior to the Date of Termination of his employment.

                  (c) DISABILITY. (i) The Company may terminate the Executive's employment hereunder upon notice to him, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for 120 days cumulatively during any period of 365 consecutive calendar days. In the event of any termination under this ss.7(c), the Company shall pay to the Executive or his legal representative any Base Salary and Additional Compensation earned and owing prior to the Date of Termination of the Executive's employment, plus any expense reimbursement owed the Executive prior to the Date of Termination of his employment.


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         (ii) The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive his Base Salary in accordance with ss.3 hereof (and, if then unpaid, Additional Compensation in accordance with ss.4 hereof), less any amounts received by the Executive under any disability income plan provided Executive by the Company, and shall continue to participate in Company benefit plans in accordance with ss.5 hereof to the extent permitted by the then current terms of the applicable benefit plans, until the Date of Termination of the Executive's employment.

          (iii) If any question shall arise as to whether during any period the Executive is disabled through any-illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue.

         (d) BY THE COMPANY OTHER THAN FOR CAUSE. The Company may at any time terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, then until the later of (i) the conclusion of the Initial Term hereof, or (ii) the conclusion of a period of two (2) months following the date when Notice of Termination under this ss.7(d) is given, the Company shall continue to pay the Executive his Base Salary at the rate then in effect (and, if then unpaid, Additional Compensation in accordance with ss.4 hereof) and to provide Executive any benefits then applicable to the Executive, provided that the Executive is entitled to continue such participation is not permitted, the Company shall pay the Executive in cash upon such Date of Termination the reasonable value thereof.

         (e) NOTICE OF TERMINATION. Any termination by the Company pursuant to ss.ss.7(b), 7(c) or 7(d) hereof shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and (in the case of termination under ss.ss.7(b) or (c) hereof) shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.


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         (f) DATE OF TERMINATION. The Date of Termination of the Executive's
employment shall mean (i) if the Executive's employment is terminated by his death, the date of his death, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.


         8. PROPRIETARY INFORMATION, NON-COMPETITION AND NON-SOLICITATION. (a). The Executive acknowledges that the Company continually develops Proprietary Information, that the Executive may develop Proprietary Information for the Company, and that the Executive may learn of Proprietary Information during the course of his employment with the Company. The Executive will not, except as may be required by applicable law or legal process, intentionally disclose any Proprietary Information to any person or entity other than employees of or consultants to the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

         (b) As used herein, "Proprietary Information" means any and all information, whether or not in writing, of the Company and/or any of its more than 50%-owned subsidiaries (each an "Affiliate") of a private, secret or confidential nature concerning the business, business relationships or financial affairs of the Company and/or any of its Affiliates, the confidentiality of which is legally protectible under applicable law. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and specialized knowledge of customers or prospective customers of the Company. Proprietary Information does not include any information which was or is generally available to the public at the time of disclosure, which is or becomes generally available to the public other than by a breach of this Agreement, information rightfully available from a third party without an obligation of confidentiality to the Company; or general information or experience acquired by the Executive in the course of his employment.

         (c) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive


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property of the Company to be used by the Executive only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Executive shall be delivered to the Company, upon the earlier of (i) a written request by the President of the Company, or (ii) termination of his employment. After such delivery, the Executive shall not retain any such materials or copies thereof or any such tangible property.

         (d) The Executive agrees that his obligation not to disclose or to use information and materials of the types set forth in subparagraphs (b) and (c) above, and his obligation to return materials and tangible property, set forth in subparagraph (c) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in confidence.

         (e) The Executive agrees that some restrictions on his activities during and after the Term of his employment are necessary to protect the legitimate interests of the Company. The Executive therefore agrees that, (i) during the Term of his employment with the Company, he will not engage in any outside business activity competitive with the business of the Company or its Affiliates, unless disclosed to and approved in writing by the President or the Board; (ii) for 24 months from the date of termination of his employment by reason of the Executive's resignation (the "Non-competition Period"), the Executive shall not within the states of Maine, Vermont, New Hampshire, Massachusetts, Rhode Island and Connecticut, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, lender or consultant, (A) develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company while the Executive was employed by the Company, or (B) solicit, divert or take away, or attempt to divert or to take away, the business patronage of any of the clients, customers or accounts which were served by the Executive while he was employed by the Company; and (iii) during the Non-Competition Period, the Executive shall not directly or indirectly recruit or solicit any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his or her employment with the Company.

         (f) The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to this Section 8. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and that each and every one of the restraints is reasonable in


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respect to subject matter, length of time and geographic area. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach of threatened breach by the Executive of any of said covenants. The parties further agree that, in the event that any provision of this ss.8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending over too great a time, too large a geographic area, or too great a range of activities, such provisions shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Nothing herein contained shall prevent the Executive from holding or investing in securities listed on a national securities exchange or sold in the over-the-counter market, provided such investment do not exceed in the aggregate one percent (1%) of the issued and outstanding equity interests of a firm which is a competitor of the Company within the meaning of this ss.8.

         9. DEVELOPMENTS. (a) The Executive will make full and prompt disclosure to the Company of all inventions, improvements discoveries, methods, developments, software, and works of authorship, whether, patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during the Term of his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments") .

         (b) The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this ss.9(b) shall not apply to Developments which do not relate to the employment duties of the Executive or the present or planned business or research and development of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company's Premises and not using the Company's tools, devices, equipment or Proprietary Information. The Executive understands that, to the extent this Agreement shall be construed in accordance with the laws of any jurisdiction which precludes a requirement in an employee agreement to assign certain classes of inventions in an employee, this ss.9(b) shall be interpreted not to apply to any invention which a court rules or the Company agrees falls within such classes.

          (c) The Executive agrees to cooperate fully with the Company, both during and after the Term of his employment with the Company, at the Company's expense, with respect to the procurement, maintenance and


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enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments and assignments of priority rights, which the Company reasonably deems necessary or desirable in order to protect its rights and interests in any Development.

         (d) The Executive hereby represents that, except as the Executive may otherwise have disclosed in writing to the Company, the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Executive in confidence or in trust prior to his employment with the Company, and the Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

          (e) The Executive acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Executive agrees to be bound by all such obligations and restrictions which are made known to the Executive and are not contrary to his rights hereunder or under applicable law, and to take all action necessary to discharge the obligations of the Company under such agreements.

         10. ASSIGNMENT. Neither the Company nor the Executive may assign this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

         11. NO CONFLICT WITH OTHER AGREEMENT. The Executive represents that the execution and performance by him of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.


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         12. SEVERABILITY. If all or any portion of any provision of this
Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         14. NOTICES. All communications provided for herein shall be in writing, and if addressed to the Executive shall only be hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to:

                  Mr. Frank F. Britt
                  33 Knollwood Court
                  Burlington, MA 01803

with a copy to

                  Steven D. Eimert, Esq.
                  Sherin and Lodgen LLP
                  100 Summer Street
                  Boston, MA 02110

or if addressed to the Company shall only be hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to:

                  Streamline, Inc.
                  27 Dartmouth Street
                  Westwood, MA 02090
                  Attn.: President

with a copy to:


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or to such other address as the party or person to receive such notice shall hereafter advise the other party hereto in accordance with this provision, and shall be deemed given on the date of the first attempted delivery thereof by hand or by the Postal Service, as shown in the latter case by the records of the Postal Service.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and terminates without liability all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         16. AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

         17. HEADINGS. The headings and caption in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

         18. GOVERNING LAW; PLACE OF SUIT. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws principles of that or any other jurisdiction. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court, and agrees that service of process from such court may be effected without the requirement of personal service by mailing the same to such party in accordance with the provisions of ss.14 hereof.

          IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive as of the date first above written.

THE EXECUTIVE                                    STREAMLINE, INC.

/s/ FRANK F. BRITT                               By:      /s/ TIMOTHY A. DEMELLO
-------------------------------                     ----------------------------
Frank F. Britt    JULY 1, 1996
                                                 Name:  TIMOTHY A. DEMELLO

                                                 Title:   CHAIRMAN & CEO